Gibraltar Announces Second Quarter 2021 Financial Results

Q2 Revenue Increases 37%, including 14% Organic and 23% Growth from Acquisitions
GAAP and Adjusted EPS Up 8% and 7%, Respectively, to $0.80
Record Order Backlog Exceeds $400 Million, Led by Renewables
Reaffirming Full Year Revenue and EPS Guidance

Buffalo, New York, August 3, 2021 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended June 30, 2021.

“In the midst of a dynamic and inflationary market environment, we delivered solid performance with revenue growth of 37%, adjusted operating income growth of 8%, adjusted EPS growth of 7%, and order backlog increased 54%, or 32% on a proforma basis, to over $400 million, the highest level in the history of the company,” President and Chief Executive Officer Bill Bosway stated. “Material cost inflation continued to accelerate as we exited the first quarter, and labor, freight, and logistics inflation and availability began to surface as we entered the second quarter. Working closely with customers and suppliers starting during fourth quarter 2020 and implementing ongoing pricing and productivity initiatives has helped us manage these dynamics and deliver this quarter’s results. Additionally, the integrations of TerraSmart and Sunfig are on track, our Agtech business is recovering as planned, and overall demand is currently in line with expectations.”
Second Quarter 2021 Consolidated Results from Continuing Operations
Net sales from continuing operations increased 36.5% to $348.4 million, with organic growth contributing 14.0% and recent acquisitions 22.5%. Organic growth was driven by strong end market demand and participation gains in all four segments.
GAAP earnings increased 7.8% to $26.4 million, or $0.80 per share, and adjusted earnings increased 6.9% to $26.3 million, or $0.80 per share, the result of continued execution across the business segments, the TerraSmart acquisition, and 80/20 productivity initiatives, partially offset by timing and alignment of higher input costs and price increases, supply chain disruptions, and shifts in project timing in the Agtech and Renewables segments. Adjusted measures remove charges for restructuring initiatives, acquisition-related items, senior leadership transition costs, and other reclassifications, as further described in the appended reconciliation of adjusted financial measures.
Below are second quarter 2021 consolidated results from continuing operations:

	Three Months Ended June 30,
$Millions, except EPS	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$348.4	$255.2	36.5%	$348.4	$255.2	36.5%
Net Income	$26.4	$24.5	7.8%	$26.3	$24.6	6.9%
Diluted EPS	$0.80	$0.74	8.1%	$0.80	$0.75	6.7%

Second Quarter Segment Results

Renewables
The headwinds impacting the solar industry in the first quarter, including steel inflation, supply chain challenges with panels, and the safe harbor ITC extension announced in December 2020, continued into the second quarter. Despite this, the Renewable business continued to accelerate, delivering year-over-year revenue growth of 92.5% through the combination of the legacy and TerraSmart businesses and pro forma organic growth of 25%. Growth was driven by strong demand across Gibraltar’s broad offering of fixed tilt, tracker, canopy, and eBos product solutions serving the community and commercial and industrial market segments.  Order backlog exceeded $218 million at the end of the quarter, up 54% from last year on a proforma basis, its highest level in the company’s history. The integration of the legacy and TerraSmart businesses remains on track, and the combination of the two is resonating well in the market.
Adjusted operating income improved 45.2% while adjusted operating margin contracted 380 basis points, the majority of which was anticipated, and related to the integration of TerraSmart. The TerraSmart integration is delivering as expected with adjusted operating margins nearly doubling over the first quarter as demand continued to accelerate and 80/20 productivity initiatives were implemented, and TerraSmart’s full-year margin plan remains on track.  Of the remaining shortfall, approximately half was related to a one-time tariff credit received in Q2 2020, with the remaining the result of timing and alignment of price actions with input cost inflation and project movement related to supply chain schedule and logistics challenges.
For the second quarter, the Renewables segment reported:

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$107.8	$56.0	92.5%	$107.8	$56.0	92.5%
Operating Income	$9.5	$8.4	13.1%	$12.2	$8.4	45.2%
Operating Margin	8.8%	15.1%	(630) bps	11.3%	15.1%	(380) bps

Residential

Revenue increased 17.7% with strong organic growth of 12% driven by increased pricing and volume, despite supply chain dynamics related to material, labor and logistics availability; Architectural Mailboxes, acquired in 2020, contributed 6% of the quarter’s growth and integration remains on track.
The business delivered adjusted operating margin of 16.6%, a decrease versus last year, driven by the impact of accelerated inflation, material and labor availability, and the timing and alignment of price actions with input costs. Gibraltar has implemented multiple price increases, and will continue to do so until inflation subsides. In accordance with customer supply agreements, each price action will take time to align with accelerating inflation, with operating margin historically recovering within a one or two quarter period. In the near term, management will continue to maximize operating profit dollars with focus on execution and 80/20 productivity initiatives.
For the second quarter, the Residential segment reported:

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$164.2	$139.5	17.7%	$164.2	$139.5	17.7%
Operating Income	$27.2	$28.0	(2.9%)	$27.2	$28.2	(3.5%)
Operating Margin	16.5%	20.0%	(350) bps	16.6%	20.2%	(360) bps

Agtech
Revenue increased 27.0% with solid activity across the produce, commercial, car wash, retail, and processing equipment segments. Although demand continued to improve, the business experienced project movement from the second quarter into the second half of 2021 as schedules have been impacted by permit delays, rescoping of projects, and supply chain disruptions. Order backlog experienced a slight and temporary contraction during the quarter due to rescoping of projects and the impact of supply chain disruptions. July customer order activity is accelerating backlog momentum, and the segment remains on track with expectations for the year.

Adjusted operating income was flat year-over-year and adjusted operating margin expanded 180 basis points on a sequential basis as the processing equipment business continued to improve along with continuing benefits of integration in the produce business. Adjusted operating margin contracted year-over-year due to business mix, the movement of certain abovementioned projects into the second half of the year, higher input costs and logistics challenges. These temporary headwinds were partially offset by improvements in legacy greenhouse structures, cannabis greenhouse structures, and cannabis and hemp processing equipment businesses.
For the second quarter, the Agtech segment reported:

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$53.7	$42.3	27.0%	$53.7	$42.3	27.0%
Operating Income	$1.0	$0.8	25.0%	$2.3	$2.3	--
Operating Margin	1.8%	1.8%	-- bps	4.2%	5.5%	(130) bps

Infrastructure
Revenue increased 29.7% as demand for fabricated and non-fabricated products increased as State D.O.T. project funding improved with the strengthening of the U.S. economy. Order backlog increased 11% to more than $46 million during the quarter indicating growing strength across the business.
Improvement in adjusted operating margin was driven by mix of higher-margin non-fabricated products and solutions, strong execution on higher volumes, and continued investment in 80/20 productivity initiatives.
For the second quarter, the Infrastructure segment reported:

	Three Months Ended June 30,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$22.7	$17.5	29.7%	$22.7	$17.5	29.7%
Operating Income	$4.2	$2.8	50.0%	$4.2	$2.8	50.0%
Operating Margin	18.4%	16.0%	240 bps	18.4%	16.0%	240 bps

Business Outlook
“We expect today’s business environment, which has been very dynamic since the beginning of January, to remain so throughout the second half of 2021. We will continue to manage inflation, minimize supply chain disruptions, operate in a tight labor market, and continue with our COVID operating protocols. We are currently positioned well with solid end market demand, record order backlog, a very healthy balance sheet, and strong focus on daily execution, acquisition integrations, and further strengthening our organization and operating systems,“ commented Mr. Bosway. “We remain confident in our existing full year 2021 guidance for revenue and earnings. We base this on our performance to date in 2021, which is consistent with historical patterns, and our current outlook and initiatives for improving profitability across each business. Consolidated revenue is expected to range between $1.3 billion and $1.35 billion. GAAP EPS from continuing operations is expected to range between $2.78 and $2.95 compared to $2.53 in 2020, and adjusted EPS from continuing operations is expected to range between $3.30 and $3.47 compared to $2.73 in 2020.”

Second Quarter 2021 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2021. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com or dial into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with 80/20 simplification initiatives, senior leadership transition costs, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Sales	$348,389	$255,184	$635,981	$470,585
Cost of sales	267,458	189,623	495,032	355,163
Gross profit	80,931	65,561	140,949	115,422
Selling, general, and administrative expense	49,522	34,813	96,725	71,897
Income from operations	31,409	30,748	44,224	43,525
Interest expense	245	222	689	266
Other income	(4,666)	(1,892)	(4,351)	(1,374)
Income before taxes	35,830	32,418	47,886	44,633
Provision for income taxes	9,457	7,961	11,017	10,274
Income from continuing operations	26,373	24,457	36,869	34,359
Discontinued operations:
(Loss) income before taxes	(502)	3,746	2,068	6,576
(Benefit of) provision for income taxes	(78)	911	226	1,584
(Loss) income from discontinued operations	(424)	2,835	1,842	4,992
Net income	$25,949	$27,292	$38,711	$39,351
Net earnings per share – Basic:
Income from continuing operations	$0.80	$0.75	$1.12	$1.05
(Loss) income from discontinued operations	(0.01)	0.09	0.06	0.16
Net income	$0.79	$0.84	$1.18	$1.21
Weighted average shares outstanding -- Basic	32,790	32,605	32,791	32,596
Net earnings per share – Diluted:
Income from continuing operations	$0.80	$0.74	$1.11	$1.05
(Loss) income from discontinued operations	(0.01)	0.09	0.06	0.15
Net income	$0.79	$0.83	$1.17	$1.20
Weighted average shares outstanding -- Diluted	33,056	32,860	33,071	32,868

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,963	$32,054
Accounts receivable, net of allowance of $5,294 and $3,529	225,315	197,990
Inventories, net	133,625	98,307
Prepaid expenses and other current assets	23,641	19,671
Assets of discontinued operations	—	77,438
Total current assets	399,544	425,460
Property, plant, and equipment, net	95,837	89,562
Operating lease assets	21,651	25,229
Goodwill	508,857	514,279
Acquired intangibles	159,734	156,365
Other assets	510	1,599
	$1,186,133	$1,212,494
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$168,917	$134,738
Accrued expenses	68,677	83,505
Billings in excess of cost	49,215	34,702
Liabilities of discontinued operations	—	49,295
Total current liabilities	286,809	302,240
Long-term debt	32,309	85,636
Deferred income taxes	37,555	39,057
Non-current operating lease liabilities	14,391	17,730
Other non-current liabilities	27,461	24,026
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; 100,000 and 50,000 shares authorized as June 30, 2021 and December 31, 2020, respectively; 33,718 shares and 33,568 shares issued and outstanding in 2021 and 2020	337	336
Additional paid-in capital	310,728	304,870
Retained earnings	508,654	469,943
Accumulated other comprehensive income (loss)	1,552	(2,461)
Cost of 1,083 and 1,028 common shares held in treasury in 2021 and 2020	(33,663)	(28,883)
Total stockholders’ equity	787,608	743,805
	$1,186,133	$1,212,494

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net income	$38,711	$39,351
Income from discontinued operations	1,842	4,992
Income from continuing operations	36,869	34,359
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,014	9,942
Stock compensation expense	4,935	4,171
Gain on sale of business	—	(1,881)
Exit activity costs, non-cash	1,193	346
Benefit of deferred income taxes	(36)	(195)
Other, net	349	429
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(29,150)	(26,289)
Inventories	(42,686)	3,289
Other current assets and other assets	(611)	1,893
Accounts payable	35,174	(989)
Accrued expenses and other non-current liabilities	(9,274)	(36,042)
Net cash provided by (used in) operating activities of continuing operations	12,777	(10,967)
Net cash (used in) provided by operating activities of discontinued operations	(2,002)	3,712
Net cash provided by (used in) operating activities	10,775	(7,255)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(2)	(54,385)
Net proceeds from sale of property and equipment	—	59
Purchases of property, plant, and equipment	(9,474)	(4,178)
Net proceeds from sale of business	39,991	704
Net cash provided by (used in) investing activities of continuing operations	30,515	(57,800)
Net cash used in investing activities of discontinued operations	(176)	(1,053)
Net cash provided by (used in) investing activities	30,339	(58,853)
Cash Flows from Financing Activities
Proceeds from long-term debt	31,200	—
Long-term debt payments	(83,636)	—
Purchase of treasury stock at market prices	(4,780)	(4,462)
Net proceeds from issuance of common stock	924	78
Net cash used in financing activities	(56,292)	(4,384)
Effect of exchange rate changes on cash	87	(12)
Net decrease in cash and cash equivalents	(15,091)	(70,504)
Cash and cash equivalents at beginning of year	32,054	191,363
Cash and cash equivalents at end of period	$16,963	$120,859

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,2021
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$107,751	—	—	—	$107,751
Residential	164,209	—	—	—	164,209
Agtech	53,696	—	—	—	53,696
Infrastructure	22,733	—	—	—	22,733
Consolidated sales	348,389	—	—	—	348,389

Income from operations
Renewables	9,510	786	—	1,858	12,154
Residential	27,155	29	—	—	27,184
Agtech	977	1,287	—	—	2,264
Infrastructure	4,186	—	—	—	4,186
Segments Income	41,828	2,102	—	1,858	45,788
Unallocated corporate expense	(10,419)	59	18	32	(10,310)
Consolidated income from operations	31,409	2,161	18	1,890	35,478

Interest expense	245	—	—	—	245
Other (income) expense	(4,666)	—	—	4,747	81
Income before income taxes	35,830	2,161	18	(2,857)	35,152
Provision for income taxes	9,457	507	5	(1,149)	8,820
Income from continuing operations	$26,373	$1,654	$13	$(1,708)	$26,332
Income from continuing operations per share - diluted	$0.80	$0.05	$—	$(0.05)	$0.80

Operating margin
Renewables	8.8%	0.7%	—%	1.7%	11.3%
Residential	16.5%	—%	—%	—%	16.6%
Agtech	1.8%	2.4%	—%	—%	4.2%
Infrastructure	18.4%	—%	—%	—%	18.4%
Segments Margin	12.0%	0.6%	—%	0.5%	13.1%
Consolidated	9.0%	0.6%	—%	0.5%	10.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2020
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Costs	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewables	$55,950	$—	$—	$—	$55,950
Residential	139,472	—	—	—	139,472
Agtech	42,309	—	—	—	42,309
Infrastructure	17,453	—	—	—	17,453
Consolidated sales	255,184	—	—	—	255,184

Income from operations
Renewables	8,422	—	—	—	8,422
Residential	27,964	263	—	—	28,227
Agtech	766	388	1,172	—	2,326
Infrastructure	2,801	—	—	—	2,801
Segments Income	39,953	651	1,172	—	41,776
Unallocated corporate expense	(9,205)	161	50	—	(8,994)
Consolidated income from operations	30,748	812	1,222	—	32,782

Interest expense	222	—	—	—	222
Other income	(1,892)	—	—	1,881	(11)
Income before income taxes	32,418	812	1,222	(1,881)	32,571
Provision for income taxes	7,961	170	274	(469)	7,936
Income from continuing operations	$24,457	$642	$948	$(1,412)	$24,635
Income from continuing operations per share - diluted	$0.74	$0.02	$0.03	$(0.04)	$0.75

Operating margin
Renewables	15.1%	—%	—%	—%	15.1%
Residential	20.0%	0.2%	—%	—%	20.2%
Agtech	1.8%	0.9%	2.8%	—%	5.5%
Infrastructure	16.0%	—%	—%	—%	16.0%
Segments Margin	15.7%	0.3%	0.5%	—%	16.4%
Consolidated	12.0%	0.3%	0.5%	—%	12.8%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2021
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$193,263	—	—	—	$193,263
Residential	304,426	—	—	—	304,426
Agtech	100,435	—	—	—	100,435
Infrastructure	37,857	—	—	—	37,857
Consolidated sales	635,981	—	—	—	635,981

Income from operations
Renewables	8,989	5,757	—	3,758	18,504
Residential	50,089	94	—	—	50,183
Agtech	1,906	1,491	—	—	3,397
Infrastructure	6,223	—	—	—	6,223
Segments Income	67,207	7,342	—	3,758	78,307
Unallocated corporate expense	(22,983)	59	1,307	915	(20,702)
Consolidated income from operations	44,224	7,401	1,307	4,673	57,605

Interest expense	689	—	—	—	689
Other (income) expense	(4,351)	—	—	4,747	396
Income before income taxes	47,886	7,401	1,307	(74)	56,520
Provision for income taxes	11,017	1,880	311	(442)	12,766
Income from continuing operations	$36,869	$5,521	$996	$368	$43,754
Income from continuing operations per share - diluted	$1.11	$0.17	$0.03	$0.01	$1.32

Operating margin
Renewables	4.7%	3.0%	—%	1.9%	9.6%
Residential	16.5%	—%	—%	—%	16.5%
Agtech	1.9%	1.5%	—%	—%	3.4%
Infrastructure	16.4%	—%	—%	—%	16.4%
Segments Margin	10.6%	1.2%	—%	0.6%	12.3%
Consolidated	7.0%	1.2%	0.2%	0.7%	9.1%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2020
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Costs	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewables	$103,213	$—	$—	$—	$103,213
Residential	242,891	—	—	—	242,891
Agtech	91,543	—	—	—	91,543
Infrastructure	32,938	—	—	—	32,938
Consolidated sales	470,585	—	—	—	470,585

Income from operations
Renewables	12,781	18	—	—	12,799
Residential	41,689	484	—	—	42,173
Agtech	2,106	388	2,173	—	4,667
Infrastructure	4,377	—	—	—	4,377
Segments Income	60,953	890	2,173	—	64,016
Unallocated corporate expense	(17,428)	2,441	309	—	(14,678)
Consolidated income from operations	43,525	3,331	2,482	—	49,338

Interest expense	266	—	—	—	266
Other (income) expense	(1,374)	—	—	1,881	507
Income before income taxes	44,633	3,331	2,482	(1,881)	48,565
Provision for income taxes	10,274	229	590	(469)	10,624
Income from continuing operations	$34,359	$3,102	$1,892	$(1,412)	$37,941
Income from continuing operations per share - diluted	$1.05	$0.09	$0.05	$(0.04)	$1.15

Operating margin
Renewables	12.4%	—%	—%	—%	12.4%
Residential	17.2%	0.2%	—%	—%	17.4%
Agtech	2.3%	0.4%	2.4%	—%	5.1%
Infrastructure	13.3%	—%	—%	—%	13.3%
Segments Margin	13.0%	0.2%	0.5%	—%	13.6%
Consolidated	9.2%	0.7%	0.5%	—%	10.5%